EXHIBIT 4.12(ii)

EXECUTION COPY

EXTENSION AGREEMENT dated as of June 28, 2004 (this “Extension Agreement”), to the Amended and Restated 364-Day Credit Agreement dated as of July 1, 2003 (the “Credit Agreement”), among ANTHEM, INC., an Indiana corporation (the “Company”); the LENDERS party thereto; JPMORGAN CHASE BANK, as Administrative Agent; BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agents; and FLEET NATIONAL BANK and WILLIAM STREET COMMITMENT CORPORATION, as Documentation Agents.

A. Pursuant to the Credit Agreement, the Lenders have extended and agreed to extend credit to the Company from time to time during the Availability Period, which period shall end on a date no later than the day immediately preceding the Termination Date.

B. In connection with the pending merger of the Company and WellPoint Health Networks Inc., the Company requested to amend the Credit Agreement to extend the Termination Date, and the Availability Period under the Credit Agreement, to August 31, 2004.

C. The Lenders whose signatures appear below are willing, on the terms and subject to the conditions set forth herein, to extend the Termination Date, and the Availability Period during which the Company may draw their respective Commitments, as requested by the Company.

D. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. For purposes of this Extension Agreement, the term “Amendment Effectiveness Time” means (a) if each of the Lenders is a party hereto, 5:00 p.m. New York City time, on the Extension Agreement Effectiveness Date (as defined below) or (b) if the Lenders constituting the Required Lenders (but less than all the Lenders) are party hereto, 5:00 p.m., New York City time, on June 28, 2004, provided that, in the case of this clause (b), the Company shall have paid in full to each of the Lenders not a party hereto (each, a “Non-Extending Lender”) the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Credit Agreement.

SECTION 2. Amendment. At the Amendment Effectiveness Time:

(a) Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition of the term “Termination Date” in its entirety as follows:

““Termination Date” means August 31, 2004.”; and

(b) the Commitment of each Non-Extending Lender, if any, shall automatically terminate and each such Lender shall be released from its obligations under the Credit Agreement and shall cease to be a party thereto, but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 8.03 of the Credit Agreement as in effect immediately prior to the Amendment Effectiveness Time.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Extension Agreement, the Company represents and warrants to each of the Lenders and the Administrative Agent that (a) this Extension Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms and (b) after giving effect to this Extension Agreement, (i) the representations and warranties of the Company set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date); and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness of this Extension Agreement. This Extension Agreement shall become effective as of the date set forth above on the date (such date, the “Extension Agreement Effectiveness Date”) that the Administrative Agent or its counsel shall have received counterparts of this Extension Agreement that, when taken together, bear the signatures of the Company, the Administrative Agent and each of the Lenders party hereto, provided that such Lenders constitute the Required Lenders.

SECTION 5. Effect of this Extension Agreement. Except as expressly set forth herein, this Extension Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, which is ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Extension Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 6. Counterparts. This Extension Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts,

each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Extension Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS EXTENSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings. The headings of this Extension Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

ANTHEM, INC.,

by	/s/ George D. Martin
Name:	George D. Martin
Title:	V.P. & Treasurer

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by	/s/ James S. Ely III
Name:	James S. Ely III
Title:	Managing Director

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Bank of America, N.A.

	by	/s/ Peter D. Griffith
	Name:	Peter D. Griffith
	Title:	Managing Director

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	The Bank of New York

	by	/s/ Patrick Vatel
	Name:	Patrick Vatel
	Title:	Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	BRANCH BANKING AND TRUST COMPANY OF VIRGINIA

	by	/s/ R. Matthew Hall
	Name:	R. Matthew Hall
	Title:	Senior Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Citicorp USA, Inc.

	by	/s/ David A. Dodge
	Name:	David A. Dodge
	Title:	Managing Director

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	FIFTH THIRD BANK (Central Indiana)

	by	/s/ Andrew M. Cardimen
	Name:	Andrew M. Cardimen
	Title:	Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Fleet National Bank

	by	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Principal

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	The Huntington National Bank

	by	/s/ Marcia J. Carmean
	Name:	Marcia J. Carmean
	Title:	Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	KeyBank National Association

	by	/s/ Mary K. Young
	Name:	Mary K. Young
	Title:	Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	LaSalle Bank N.A.

	by	/s/ Andrew C. Haak
	Name:	Andrew C. Haak
	Title:	Senior Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Morgan Stanley Bank

	by	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Vice President
Morgan Stanley Bank

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	NATIONAL CITY BANK OF INDIANA

	by	/s/ Thomas E. Bale
	Name:	Thomas E. Bale
	Title:	Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	PNC Bank, N.A.

	by	/s/ John Cadorette
	Name:	John Cadorette
	Title:	A.V.P.

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	SunTrust Bank

	by	/s/ W. Brooks Hubbard
	Name:	W. Brooks Hubbard
	Title:	Director

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	UBS AG, Cayman Islands Branch

	by	/s/ Wilfred V. Saint
	Name:	Wilfred V. Saint
	Title:	Director
Banking Products Services, US

	by	/s/ Barbara Ezell-McMichael
	Name:	Barbara Ezell-McMichael
	Title:	Associate Director
Banking Products Services, US

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Union Planters Bank, N.A.

	by	/s/ Scott A. Dvornik
	Name:	Scott A. Dvornik
	Title:	Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Wachovia Bank, National Association, individually and as Syndication Agent

	by	/s/ Thomas Stitchberry
	Name:	Thomas Stitchberry
	Title:	Managing Director

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	by	/s/ Robert C. Meyer
	Name:	Robert C. Meyer
	Title:	Vice President

/s/ Beth McGinnis
	Name:	Beth McGinnis
	Title:	Senior Vice President

SIGNATURE PAGE TO EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION; AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	WILLIAM STREET COMMITMENT CORP.

	by	/s/ Jennifer M. Hill
	Name:	Jennifer Hill
	Title:	CFO